Exhibit 10.2

STOCK SUBSCRIPTION AGREEMENT

THIS AGREEMENT is effective from the ___________ day of ______________,  2007 between Water Chef, Inc., a Delaware corporation (the “Company”), and ______________________________ residing at ________________________________ ______________________ (the “Purchaser”).

WHEREAS, __________________________ desires to purchase ___________________ shares of the Company’s Common Stock (the “Shares”) pursuant to the terms of this Agreement, and the Board of Directors of the Company has determined that it is in the best interests of the Company to provide  with an opportunity to purchase the aforesaid Shares.

NOW THEREFORE, the parties agree as follows:

ISSUANCE AND SALE OF THE SHARES. In consideration of the receipt of _________
Thousand Dollars ($                         ) by wire transfer to the Company’s bank account, as contained below, the Company agrees to issue to __________________ , _______________________ Shares of Water Chef Common Stock at a purchase price of  _________cents ($.0___) per share, such amount representing the ask closing price of Water chef common stock over the three previous days on the OTCBB.  The Shares to be issued are “restricted” Shares under the definition of Rule 144 of the Securities and Exchange Commission, and the sale of these securities is prohibited for a minimum of one year after purchase.

COMMON STOCK PURCHASE WARRANT.  In consideration of your investment you will also receive a three-year common stock purchase warrant for common Shares equal to twenty percent (20%) of the Shares purchased in Paragraph #1 above, at a price equal to one hundred twenty percent (120%) of the price listed in paragraph #1 above.

REPRESENTATIONS OF THE BUYER.  ________________ hereby represents and warrants to the Company that he/she is purchasing the Shares for investment purposes and not with a view to their redistribution or resale. He/she has the full power, right, legal capacity, and authority to enter into and perform his/her obligations under this Agreement, and no approval or consent of third parties is necessary in connection herewith. He/She has had the opportunity to review the merits of the purchase of the Shares with tax and legal counsel and financial advisors as deemed appropriate. ____________________ understands that the Shares acquired pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”), and have not been registered under the blue sky laws of any state. _________________________ understands that without such registration, the Shares may not be sold, pledged, hypothecated, or otherwise transferred, except pursuant to an exemption from registration or such registration.  The Shares are therefore what is commonly referred to as “restricted stock” and the stock certificate to be issued will bear a restrictive legend.

ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor

4. GOVERNING LAW. This Agreement shall be construed in accordance and governed by the laws of the State of New York.

DISCLAIMER:
The Investor has had an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this investment.  The Investor has substantial experience in the evaluating non-liquid investments such as the investment in the company and is capable of evaluating the merits and risks of an investment in the Company.  The Investor is an “accredited investor” as that term is defined in Rule 501 of regulation D promulgated under the Securities Act.  The Investor acknowledges that he has had an opportunity to evaluate all information regarding the Company as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.  The Investor acknowledges that he has been advised that the Company did not have any revenues and incurred losses during the last several years.  The Investor acknowledges that the investment is speculative, includes high degree of risk and, accordingly, the Investor could lose this entire investment.

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

The Purchaser:

By:

Water Chef Inc.

By:

Its:

WIRE TRANSFER INSTRUCTIONS

Please wire funds to:

Bank:	Citibank, N. A.
1075 Northern Boulevard
Roslyn, New York 11576
ABA #:	021000089
For the acct. of:	Water Chef, Inc.
68 South Service Road
Suite 100
Melville, NY 11747
Account #:	95375947